SECOND AMENDMENT TO DISTRIBUTION AGREEMENT

This Second Amendment (“Amendment”) dated June 1, 2022 is made to the Distribution Agreement dated June 1, 2016, as amended, (the “Agreement”) by and between Russell Investment Company, a Massachusetts business trust (“Investment Company”), and Russell Investments Financial Services, LLC, a Washington limited liability company (“Distributor”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Investment Company and the Distributor desire to amend Section 15 as set forth below.

WHEREAS, the Investment Company and the Distributor desire to restate Exhibit A to the Agreement to reflect each Fund (including each class of its shares) of the Investment Company in existence as of the date hereof by (1) removing liquidated Funds and closed share classes, (2) incorporating Funds and share classes which have previously been added to the Agreement by letter agreement and (3) updating Fund names and share class designations.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Section 15 is hereby deleted and replaced in its entirety with the following:

“15. This Agreement shall become effective (i) with respect to the Initial Funds as of the date hereof; and (ii) with respect to each additional Fund on the date which the additional Fund commences offering its shares to the public, so long as the provisions of Section 1 have been complied with. The Agreement shall continue in effect for each Fund for two years following the effective date of this Agreement with respect to the Fund; and thereafter only so long as its continuance is specifically approved at least annually (a) by a majority of the Trustees of the Investment Company who are not parties to the Agreement or interested persons of any such party cast in accordance with the requirements of the 1940 Act and the rules and regulations thereunder, or in accordance with such regulatory guidance, interpretations, or exemptive relief issued by the Securities and Exchange Commission or its staff from time to time, or (b) by vote of a majority of the outstanding voting securities of the Fund.”

2.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

3.	Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Distribution Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

RUSSELL INVESTMENT COMPANY		RUSSELL INVESTMENTS FINANCIAL SERVICES, LLC

By:	/s/ Vernon Barback	By:	/s/ Brad Jung
Name:	Vernon Barback	Name:	Brad Jung
Title:	President and Chief Executive Officer	Title:	Chairman and President

EXHIBIT A

RUSSELL INVESTMENT COMPANY (“RIC”)

Fund	Classes
Equity Income Fund	A, C, C1, M, R6, S, Y
Sustainable Equity Fund	A, C, C1, M, R6, S, Y
U.S. Strategic Equity Fund	A, C, C1, M, R6, S, Y
U.S. Small Cap Equity Fund	A, C, C1, M, R6, S, Y
International Developed Markets Fund	A, C, C1, M, R6, S, Y
Global Equity Fund	A, C, C1, M, R6, S, Y
Emerging Markets Fund	A, C, C1, M, R6, S, Y
Tax-Managed U.S. Large Cap Fund	A, C, C1, M, S
Tax-Managed U.S. Mid & Small Cap Fund	A, C, C1, M, S
Tax-Managed International Equity Fund	A, C, C1, M, S
Tax-Managed Real Assets Fund	A, C, C1, M, S
Opportunistic Credit Fund	A, C, C1, M, R6, S, Y
Unconstrained Total Return Fund	A, C, C1, M, R6, S, Y
Strategic Bond Fund	A, C, C1, M, R6, S, Y
Investment Grade Bond Fund	A, C, C1, M, R6, S, Y
Short Duration Bond Fund	A, C, C1, M, R6, S, Y
Tax-Exempt High Yield Bond Fund	A, C, C1, M, S
Tax-Exempt Bond Fund	A, C, C1, M, S
Global Infrastructure Fund	A, C, C1, M, R6, S, Y
Global Real Estate Securities Fund	A, C, C1, M, R6, S, Y
Real Assets Fund	A, C, C1, M, R6, S
Multi-Strategy Income Fund	A, C, C1, M, R6, S, Y
Multi-Asset Growth Strategy Fund	A, C, C1, M, R6, S, Y
Multifactor U.S. Equity Fund	A, C, C1, M, R6, S, Y
Multifactor International Equity Fund	A, C, C1, M, R6, S, Y
Multifactor Bond Fund	A, C, C1, M, R6, S, Y
Conservative Strategy Fund	A, C, C1, M, R1, R4, R5, S
Balanced Strategy Fund	A, C, C1, M, R1, R4, R5, S
Moderate Strategy Fund	A, C, C1, M, R1, R4, R5, S
Growth Strategy Fund	A, C, C1, M, R1, R4, R5, S
Equity Growth Strategy Fund	A, C, C1, M, R1, R4, R5, S